                                   Exhibit 22

                                  Subsidiaries

          Name of Subsidiary                     State of Organization
--------------------------------------   --------------------------------------

  Advanced Medical Diagnostics, Ltd.                    Delaware

              ICD, L.L.C.                               Delaware
